LMP Income Trust


Sub-Item 77Q-1
Registrant incorporates by reference Registrants
497  Definitive Materials  dated October 30, 2006
filed on October 30, 2006
(SEC Accession No. 0001193125-06-217323)



Sub-Item 77Q-1
Registrant incorporates by reference Registrants
497  Definitive Materials  dated
May 17, 2007 filed on May 17, 2007
(SEC Accession No. 0001193125-07-117573)